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Exhibit 23.3

Consent of John T. Boyd Company

        We hereby consent to the reference to John T. Boyd Company in the Registration Statement on Form S-1 of CF Industries Holdings, Inc., and any amendments thereto relating to certain phosphate reserve information. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

JOHN T. BOYD COMPANY
By:	/s/ JOHN T. BOYD II Name: John T. Boyd II Title: General Counsel

June 21, 2005

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  Exhibit 23.3